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                                   [ ] Shares

                            TIME WARNER TELECOM INC.

                              CLASS A COMMON STOCK

                             UNDERWRITING AGREEMENT

[ ], 1999




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                                                                       [ ], 1999

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
Lehman Brothers International (Europe)
Bear, Stearns International Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

          Time Warner Telecom Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters (as defined below) [ ] shares of its Class A Common Stock, par value $.01 per share (the "Firm Shares").

          The Company was recently formed to become the successor to both of Time Warner Telecom LLC ("TWT LLC") and Time Warner Telecom Inc.("TWT Inc."), acquiring the assets of TWT LLC through a merger of both TWT LLC and TWT Inc. with and into the Company (the "Reconstitution") pursuant to a merger agreement dated as of [ ], 1999 by and among TWT LLC, TWT Inc. and the Company (the "Merger Agreement"). Immediately following the Reconstitution, the Class B Common Stock of the Company will be owned, directly or indirectly, by Time Warner, Inc., MediaOne of Colorado, Inc. and Advance/Newhouse Partnership (the "Class B Stockholders"). The Reconstitution was consummated on [ ], 1999. In connection with the Reconstitution, a stockholders' agreement was entered into among the Company and the Class B Stockholders (the "Stockholders Agreement").

          It is understood that, subject to the conditions hereinafter stated,
[        ] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S.
Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are

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defined in the Agreement Between U.S. and International Underwriters of
even date herewith), and [ ] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Bear, Stearns & Co. Inc. shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Lehman Brothers International (Europe) and Bear, Stearns International Limited shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the Underwriters.

          The Company also proposes to issue and sell to the several U.S. Underwriters not more than an additional [ ] shares of its Class A Common Stock, par value $.01 per share (the "Additional Shares") if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares". The shares of Class A Common Stock, par value $.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock".

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus". If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          Morgan Stanley & Co. Incorporated ("Morgan Stanley") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriters" (the "Directed Share Program"). The Shares to be sold by Morgan Stanley pursuant to the Directed

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Share Program are referred to hereinafter as the "Directed Shares". Any Directed
Shares not orally confirmed for purchase by any Participant by the end of the first business day after the date on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

          1.   Representations   and   Warranties.   The  Company
represents   and   warrants  to  and  agrees  with  each  of  the
Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

               (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus, or any amendment or supplement thereto, based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Each subsidiary of the Company has been duly incorporated or, in the case of partnerships or limited liability companies, duly organized, is validly existing as a corporation, a partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each

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     jurisdiction in which the conduct of its business or its
     ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; and all of the partnership interests and membership interests in each subsidiary of the Company that is a partnership or a limited liability company, as the case may be, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The Merger Agreement has been duly authoand delivered by each of the parties thereto and is a valid and binding agreement of each of the parties thereto, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

               (g) No consent, approval, waiver or authorization that is material to the Company and its subsidiaries taken as a whole is required to be obtained by any of the parties to the Merger Agreement, and no notice or filing that is material to the Company and its subsidiaries taken as a whole is required to be given by such parties to, or made by such parties to, or made by such parties with, any federal, state, local or other governmental authority or any other person in connection with the execution, delivery and performance by such parties of the Merger Agreement.

               (h) The execution, delivery and performance of the Merger Agreement by the parties thereto, and the consummation of the transactions contemplated thereby, does not and will not (i) violate any provision of the charter or bylaws or partnership agreement or other organizational documents of such parties or (ii) violate or result in a breach of or constitute a default under any law of any country or governmental authority to which such party is subject.

               (i) The authorized capital stock of the Company confomatters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock".

               (j) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

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               (k) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

               (l) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (1) such as may have been obtained and (2) such as may be required by the securities or Blue Sky laws of the various states and other jurisdictions in connection with the offer and sale of the Shares.

               (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

               (p) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

               (q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection

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     of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
     (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (s) Except as set forth in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

               (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) the Company and its subsidiaries have not purchased any of its outstanding capital stock, nor has the Company declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as set forth or described in the Prospectus.

               (u) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as do not, singly or in the aggregate, have or could not result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such

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     exceptions as do not interfere with the use made and
     proposed to be made of such property and buildings by the Company and its subsidiaries or such as do not, singly or in the aggregate, have or could not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case except as described in the Prospectus.

               (v) Except as set forth in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, currently employed by them in connection with the business now operated by them, except where the failure to own or possess or to have the right to acquire any of the foregoing, singly or in the aggregate, does not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (w) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent, except for disputes that do not or would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither of the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectus.

               (y) The Company and its subsidiaries possess all permits, licenses, rights of way, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the Federal Communications Commission (the "FCC"), the public utilities commission, or any equivalent body, of each state in which the Company does business and any other relevant State or local governmental department, commission, board, bureau, agency, court or other authority thereof (the "Local Authorities")) required for the conduct of the telecommunications business now operated by the Company (collectively, the "Governmental Licenses"),

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     except where the failure to possess any such Governmental
     Licenses would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;
     the Company and its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company or any of its subsidiaries and which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries has received any notice of or is aware of proceedings relating to the revocation or modification of any such Governmental Licenses or, except as set forth in the Prospectus, that would otherwise affect the operations of the Company or its subsidiaries and which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          Furthermore, the Company represents and warrants to Morgan Stanley that (i) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

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          2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedules I and II hereto opposite its names at U.S.$[ ] a share ("Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [ ]. Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering overallotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company hereby agrees that, without the prior written consent of Morgan Stanley and Lehman Brothers Inc. on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) the issuance by the Company of (i) shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing and (ii) grants from time to time of stock options and other incentive compensation pursuant to the 1998 Option Plan provided that such options or awards do not vest during the period of 180 days ending after the date of the Prospectus.

          3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment


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is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at U.S.$[ ] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[ ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[ ] a share, to any Underwriter or to certain other dealers.

          4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], 1999, or at such other time on the same or such other date, not later than [ ], 1999, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

          Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than [ ], 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date".

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [ ](New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                    (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in



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          the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                    (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

               (b) The Underwriters shall have received on the Closing Date a certificate from the Company, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

               The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Cravath, Swaine & Moore, outside counsel for the Company, dated the Closing Date, to the effect that:

                    (i) based solely on a certificate of good standing from the Secretary of State of the State of Delaware, the Company has been duly incorporated, and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                    (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock";

                    (iii)the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable;

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                    (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory, or to such counsel's knowledge, contractual preemptive rights;

                    (v) this Agreement has been duly authorized, executed and delivered by the Company;

                    (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or bylaws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as has been obtained under the Securities Act and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

                   (vii) the statements (A) in the Prospectus under the captions "Certain Relationships and Related Transactions", "Certain United States Federal Tax Consequences to Non-United States Holders of Common Stock", "Description of Certain Indebtedness" and "Description of Capital Stock" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required to be described with respect to such legal matters, documents and proceedings and summarize in all material respects the matters referred to therein;

                   (viii) to such counsel's knowledge, there are no (i) legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or (ii) contracts, indentures, mortgages, loan agreements, notes, leases or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

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



                    (ix) to such counsel's knowledge, there are no statutes or regulations (other than federal, state or local telecommunications statutes or regulations as to which such counsel need express no opinion) that are required to be described in the Registration Statement or the Prospectus that are not described as required;

                    (x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act;

                    (xi) the Merger Agreement has been duly authorized, executed and delivered by TWT LLC, TWT Inc. and the Company, and constitutes a valid and binding agreement of each of TWT LLC, TWT Inc. and the Company, enforceable against each of them in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally and general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); and

                    (xii)the Stockholders Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting creditors' rights generally and general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

               (d) The Underwriters shall have received on the Closing Date a statement of Cravath, Swaine & Moore, outside counsel for the Company, dated the Closing Date, to the effect that:

               Although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and does not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement and Prospectus, except in so far as such statements relate to such counsel and except to the extent set forth in paragraph (vii) of such counsel's opinion to you dated the Closing Date. Subject to the foregoing, such counsel hereby advises you that such counsel's work in connection with this matter did not disclose any information that gave such counsel

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          reason to believe that: (i) the Registration Statement at the time the
          Registration Statement became effective, or the Prospectus as of the date hereof (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, as to which such counsel does not express any view) was not appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, or (ii) the Registration Statement at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, included or includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein as to which such counsel does not express any view).

               (e) The Underwriters shall have received on the Closing Date an opinion of Paul B. Jones, Esq., General Counsel to the Company, dated the Closing Date, to the effect that:

                    (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                    (ii) the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (iii)each subsidiary of the Company has been duly incorporated or, in the case of partnerships or limited liability companies, duly organized, is validly existing as a corporation, a partnership or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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



                    (iv) all of the issued shares of capital stock of each subsidiary of the Company that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company free and clear of all liens, encumbrances, equities or claims; and all of the partnership interests and membership interests in each subsidiary of the Company that is a partnership or limited liability company, as the case may be, are owned directly by the Company free and clear of all liens, encumbrances, equities or claims;

                    (v) The statements contained in the Registration Statement under the captions "Risk Factors -- Risks Relating to Long Distance", "Risk Factors -- Dependence Upon Interconnection with ILECs; Competition", "Risk Factors -- Federal and State Regulation", "Risk Factors -- Relationship with TW Cable", "Certain Relationships and Related Transactions -- Certain Operating Agreements", "Business -- Competition", "Business -- State Regulation" and "Business -- Local Government Authorizations", insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, are correct in all material respects and do not omit a material fact necessary to make the statements contained therein not misleading;

                    (vi) to such counsel's knowledge, the Company possesses the Governmental Licenses and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (vii) there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company and its subsidiaries which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and, to the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is the object of, or threatened by, any proceedings relating to the revocation or modification of any such Governmental Licenses or, except as set forth in the Prospectus, that would otherwise affect the operation of the Company, which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                    (viii) the Company has obtained all telecommunications, regulatory or public utility authorizations and consents from New York, Tennessee, North

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



          Carolina and Hawaii required for the issuance of the Shares, and no further filings with, authorizations, approval, consent, license, order, registrations, qualification or decree is necessary or required from any other Local Authorities having jurisdiction over telecommunications matters for the Company in connection with the due authorization, execution and delivery of this Agreement or for the offering, issuance, sale or delivery of the Shares, except for notice filings where the failure to make such filings would not materially adversely affect the performance by the Company of its obligations under this Agreement;

                    (ix) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement, the issuance and sale of the Shares, and the use of the proceeds from the sale of the Shares to the extent expressly described in the Prospectus under the caption "Use of Proceeds" and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel of any Local Authority having jurisdiction over the Company or any of its subsidiaries or any of its assets or operations with respect to the provision of telecommunications services except for such violations that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                    (x) to such counsel's knowledge, there are no telecommunications statutes or regulations that are required to be described in the Registration Statement or the Prospectus that are not described as required.

               In rendering opinion (vi) above, the General Counsel may rely, as to matters involving the application of the laws of California, Florida, Hawaii, Indiana, New York, North Carolina, Texas and Wisconsin, upon the opinions of special counsel to the Company (which opinions shall be dated and furnished to the Underwriters on the Closing Date and shall be satisfactory in form and substance to counsel for the Underwriters, provided that the General Counsel shall state in his opinion that he believes that he is justified in relying upon such opinions).

               (f) The Underwriters shall have received on the Closing Date an opinion of Greenberg, Traurig, regulatory counsel for the Company, dated the Closing Date, to the effect that:

                    (i) The statements contained in the Registration Statement under the captions "Risk Factors -- Governmental and Other Authorizations", "Business -- Government Regulation" and "Business -- Federal Regulation", insofar as such statements constitute a summary of the legal or regulatory matters or legal or regulatory proceedings referred to therein, are correct in all material respects and

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



          do not omit a material fact necessary to make the statements contained therein not misleading; and

                    (ii) The execution and delivery of and compliance by the Company with the Merger Agreement and the Stockholders Agreement does not violate the Federal Communications Act of 1934, as amended, or the rules and regulations of the FCC.

               (g) The Underwriters shall have received on the Closing Date an opinion of Sabin, Bermant & Gould LLP, outside counsel for Advance/Newhouse Partnership, dated as of the Closing Date, to the effect that the Stockholders Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, Advance/Newhouse Partnership, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

               (h) The Underwriters shall have received on the Closing Date an opinion of Weil, Gotshal & Manges LLP, outside counsel for MediaOne Group, Inc., dated as of the Closing Date, to the effect that the Stockholders Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, MediaOne Group, Inc., enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

               (i) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv), 5(c)(v), 5(c)(vii) (but only as to the statements in the Prospectus under "Description of Capital Stock" and "Underwriters") and 5(d) above.

               With respect to Section 5(d) above, Cravath, Swaine & Moore and Shearman & Sterling may provide their statements in separate letters and may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

               The opinion of Cravath, Swaine & Moore described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be,

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



     in form and substance satisfactory to the Underwriters, from Ernst & Young, LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

               (k) The Reconstitution (as defined in the Prospectus) shall have been consummated.

               (l) The "lockup" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

               (m) The Common Stock shall have been approved for trading on the Nasdaq National Market, subject only to official notice of issuance.

          The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

          6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
     Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

               (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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




               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

               (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending March 31, 2000 that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in

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



     connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (The "NASD"), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares,
     (vii) the costs and charges of any transfer agent, registrar or depositary,
     (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, provided, that the Underwriters will reimburse the Company for the Underwriters' pro rata share of the cost of such chartered aircraft, (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including all filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               (g) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Morgan Stanley will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

               (h) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

          Furthermore, the Company covenants with Morgan Stanley that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

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          7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a), and by the Company,


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



in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          8. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless Morgan Stanley and each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act ("Morgan Stanley Entities"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program (exclusive of the procedural memorandum and the indication of interest form accompanying any brokerage account applications related to the Directed Share Program supplied by any Morgan Stanley Entity) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

          (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 8(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

          (c) To the extent the indemnification provided for in Section 8(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the

Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


          (d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 8(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.


          (e) The indemnity and contribution provisions contained in this
Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

          9. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASD, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          10.  Effectiveness;   Defaulting   Underwriters.   This
Agreement shall become effective upon the execution and delivery hereof by the parties hereto.


          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                   Very truly yours,

                                   TIME WARNER TELECOM INC.

                                   By:_______________________
                                        Name:
                                        Title:

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
LEHMAN BROTHERS INC.
BEAR, STEARNS & CO. INC.

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

By:___________________________
Name:

Title:

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
BEAR, STEARNS INTERNATIONAL LIMITED

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited

By: ____________________________
Name:

Title:

                                                                      SCHEDULE I

                                U.S. UNDERWRITERS

                                                Number of
                                               Firm Shares
   Underwriter                               To Be Purchased

Morgan Stanley & Co. Incorporated

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.

                                             ---------------
   Total U.S. Firm Shares ..............
                                             ===============


                                                                     SCHEDULE II

                           INTERNATIONAL UNDERWRITERS

                                                             Number of
                                                            Firm Shares
   Underwriter                                            To Be Purchased

Morgan Stanley & Co. International Limited
Lehman Brothers International (Europe)
Bear, Stearns International Limited

                                                  ---------------
   Total International Firm Shares ......
                                                  ===============


                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                                       [ ], 1999

Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, NY  10036

Morgan Stanley & Co. International Limited
Lehman Brothers International (Europe)
Bear, Stearns International Limited
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Morgan Stanley & Co. International Limited ("MSIL"), Lehman
Brothers Inc. ('Lehman Brothers') and Lehman Brothers International
(Europe) ('LBIE') propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Time Warner Telecom Inc., a Delaware corporation (the "Company") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley, MSIL, Lehman Brothers and LBIE (the "Underwriters") of [ ] shares (the "Shares") of the
Class A Common Stock, par value $.01 per share of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley and Lehman Brothers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                              Very truly yours,

                              -------------------------
                                     (Name)

                              -------------------------
                                    (Address)